UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 28, 2010

LaBARGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-05761	73-0574586

(Commission File Number) (IRS Employer Identification No.)

9900 Clayton Road, St. Louis, Missouri 63124

(Address of principal executive offices) (Zip Code)

(314) 997-0800

Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act.
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On April 28, 2010, the Board of Directors of LaBarge, Inc. (the “Company”) approved the reinstatement of certain employee benefits that were previously suspended as a result of the Company’s cost savings initiatives in 2009.  Effective June 28, 2010, the beginning of the Company’s 2011 fiscal year, all officers will receive a five percent salary increase.  This salary increase reverses the five percent salary reduction imposed on all officer salaries in 2009 as part of the Company’s cost savings initiatives.  Effective June 28, 2010, the salaries of the named executive officers will be as follows:

Name	Salary

Craig E. LaBarge	$555,048

Randy L. Buschling	$375,024

Donald H. Nonnenkamp	$315,016

John R. Parmley	$260,000

Teresa K. Huber	$230,022

Item 8.01.        Other Events.

         In addition to the reversal of the salary reductions discussed in Item 5.02 above, the Company will reinstate its 401(k) matching contribution for all participating employees, including officers, and participation in the Company’s Employee Stock Purchase Plan.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc.

Date:	May 4, 2010
By:	/S/ DONALD H. NONNENKAMP

Name:	Donald H. Nonnenkamp
Title:	Vice President and Chief Financial Officer
and Secretary